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EXHIBIT 10.3

                              Hanover Direct, Inc.
                              1500 Harbor Boulevard
                           Weehawken, New Jersey 07087

                                                                  April 30, 2001

Thomas C. Shull and
   Meridian Ventures, LLC
28 Leeward Lane
Riverside, CT  06878

Gentlemen:

        Reference is made to the Services Agreement dated as of December 5, 2000, as amended April 23, 2001 (the "Services Agreement"), among Meridian Ventures, LLC, a Nevada limited liability company controlled by Thomas C. Shull ("Meridian"), and Thomas C. Shull, jointly and severally, and Hanover Direct, Inc., a Delaware corporation ("Hanover"), whereby Mr. Shull serves as Chief Executive Officer of Hanover. Hanover has recently put in place the Hanover Direct, Inc. Key Executive Eighteen Month Compensation Continuation Plan (the "Plan") effective as of May 3, 2001. Capitalized terms used herein without definition have the meanings provided in the Plan.

        Hanover hereby requests that, so long as the Plan is in effect and the Chief Executive Officer of Hanover is a Participant thereunder, Meridian and Mr. Shull accept the Change in Control Benefits provided for in the Plan in lieu of the compensation contemplated by the second and third sentences of Section 6(b)(B) of the Services Agreement (which benefits amounts will not be offset against the Flat Fee provided for in the Services Agreement and shall be payable at such times and in such amounts as provided in the Plan rather than in a lump sum payable within five business days after the termination date of the Services Agreement as contemplated by the first sentence of Section 6(e) of the Services Agreement). For purposes of the Change in Control Benefits under the Plan and this letter agreement, the parties agree that Mr. Shull's annualized base salary is $600,000. In addition to the benefits provided by Section 5 of the Services Agreement, Mr. Shull and those persons named in such Section 5 shall also be entitled to the optional cash out of stock options as provided in Section 6.3 of the Plan. Also, consistent with the Company's ordinary course benefits and pursuant to the resolution approved unanimously by the Hanover Direct, Inc. Board of Directors on April 25, 2001, Mr. Shull is entitled to payment of one year annual base salary in the event he is terminated without cause during any period of his continued employment as the Chief Executive Officer of Hanover following the termination of the Services Agreement. The participation and benefits to which Mr. Shull is entitled under the Plan shall also survive the termination of the Services Agreement pursuant to the terms thereof in the event that Mr. Shull is still employed as the Chief Executive Officer of Hanover and is a Participant under the Plan. Should the Plan no longer be in effect or the Chief Executive Officer no longer be a Participant thereunder, Meridian and Mr. Shull shall continue to be entitled to the compensation contemplated by the second and third sentences of Section 6(b)(B) of the Services Agreement.

        Should Meridian and Mr. Shull be in agreement with the foregoing, kindly sign your names in the spaces provided below and return a copy of this letter agreement to the undersigned whereupon it shall constitute a binding agreement between us.

                                       Very truly yours,

                                       HANOVER DIRECT, INC.

                                       By: /s/ Brian C. Harriss
                                               -----------------------------
                                                Brian C. Harriss
                                                Executive Vice President and
                                                  Chief Financial Officer


Accepted and agreed as


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of the date first above written.

MERIDIAN VENTURES, LLC

By:  /s/ Thomas C. Shull
    ---------------------------
     Thomas C. Shull, President

/s/ Thomas C. Shull
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Thomas C. Shull, individually.